SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT

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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

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PARAGON REAL ESTATE and Investment TRUST

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Real Estate Equity and Investment Trust

May 5, 2004

Dear Shareholder:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Paragon Real Estate Equity and Investment Trust on Monday, June 14, 2004, starting at 2:00 p.m. local time at 1375 East Ninth Street, 20th Floor, One Cleveland Center, Cleveland, Ohio 44114.

As more fully described in the attached Notice of Annual Meeting and the accompanying Proxy Statement, the principal business to be addressed at the meeting is the election of two trustees and amendments to our 1998 Share Option Plan.

In addition, our management will be available to respond to any questions you may have.

Your vote is important to us. Whether or not you plan to attend the annual meeting, please return the enclosed proxy card as soon as possible to ensure your representation at the meeting. You may choose to vote in person at the annual meeting even if you have returned a proxy card.

On behalf of the trustees and management of Paragon, we would like to thank you for your support and confidence and look forward to seeing you at the meeting.

Sincerely,

James C. Mastandrea
Chairman of the Board,
Chief Executive Officer and President

PROPOSAL ONE RE-ELECTION OF TRUSTEES
PROPOSAL TWO AMENDMENTS TO SHARE OPTION PLAN
BOARD OF TRUSTEES
AUDIT COMMITTEE REPORT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS AND COMMUNICATIONS
OTHER MATTERS
Annex A

PARAGON REAL ESTATE EQUITY AND INVESTMENT TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 14, 2004

TO THE SHAREHOLDERS OF PARAGON REAL ESTATE EQUITY AND INVESTMENT TRUST:

The Annual Meeting of the Shareholders of Paragon Real Estate Equity and Investment Trust, a Maryland business trust, will be held on Monday, June 14, 2004, at 1375 East Ninth Street, 20th Floor, One Cleveland Center, Cleveland, Ohio 44114, beginning at 2:00 p.m. local time, for the following purposes:

1.	To elect two trustees to serve for a three year term until the 2007 annual meeting or until their successors are duly elected and qualified;

2.	To approve amendments to our 1998 Share Option Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on April 30, 2004, are entitled to vote at the annual meeting.

All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, please sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for your convenience. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy card.

By Order of the Board of Trustees,

JAMES C. MASTANDREA
Chairman of the Board,
Chief Executive Officer and President

PARAGON REAL ESTATE EQUITY AND INVESTMENT TRUST
PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Trustees to be used at the 2004 Annual Meeting of Shareholders to be held on Monday, June 14, 2004, and any postponements or adjournments of the meeting.

This Proxy Statement and the accompanying Chairman’s Letter, Notice and proxy card, together with our annual report on Form 10-KSB for the year ended December 31, 2003, are being sent to our shareholders beginning on or about May 5, 2004.

QUESTIONS and ANSWERS

Q:	WHEN AND WHERE IS THE ANNUAL MEETING?

A:	Our 2004 Annual Meeting of Shareholders will be held on Monday, June 14, 2004, at 2:00 p.m. local time, at 1375 East Ninth Street, 20th Floor, One Cleveland Center, Cleveland, Ohio 44114.

Q:	WHAT ARE SHAREHOLDERS VOTING ON?

A:	• Re-election of two trustees — John J. Dee and Paul T. Lambert, and

• Approval of amendments to our 1998 Share Option Plan.

If a proposal, other than the listed proposals, is presented at the annual meeting, your signed proxy card gives authority to James C. Mastandrea and John J. Dee to vote on any additional proposal.

Q:	WHO IS ENTITLED TO VOTE?

A:	Shareholders as of the close of business on April 30, 2004, the record date, are entitled to vote at the annual meeting. Each outstanding common share is entitled to one vote. 161,410 outstanding preferred shares are each entitled to 22.881 votes and 117,045 outstanding preferred shares are each entitled to 3.448 votes.

Q:	HOW DO SHAREHOLDERS VOTE?

A:	Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, your proxy card will be voted in favor of the proposals. You have the right to revoke your proxy any time before the meeting by:

•	notifying our Chief Financial Officer,

•	voting in person, or

•	returning a later-dated proxy.

If you return your signed proxy card, but do not indicate your voting preferences, John J. Dee and James C. Mastandrea will vote FOR the proposals on your behalf.

Q:	WHO WILL COUNT THE VOTE?

A:	Representatives of American Stock Transfer & Trust Company, our transfer agent, will tabulate the votes. Steven M. Edelman will be responsible for reviewing the vote count as inspector of election.

Q:	WHAT SHARES ARE INCLUDED ON THE PROXY CARD AND WHAT DOES IT MEAN IF A SHAREHOLDER GETS MORE THAN ONE PROXY CARD?

A:	The number of shares printed on your proxy card(s) represents all your shares. Receipt of more than one proxy card means that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:	WHAT CONSTITUTES A QUORUM?

A:	As of the record date, 29,880,850 common shares, not including 2,859,765 common shares held in treasury, and 278,455 preferred shares, which are convertible to 4,096,793 common shares, were outstanding, and collectively, these shares, excluding the shares held in treasury, constitute all of the shares entitled to vote at the meeting. Each outstanding common share is entitled to one vote. 161,410 preferred shares are each convertible into 22.881 common shares and 117,045 preferred shares are each convertible into 3.448 common shares. Each outstanding preferred share is entitled to one vote for each common share it is convertible into. A majority of the voting shares, present or represented by proxy, constitutes a quorum for the transaction of adopting proposals at the annual meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. If you are present or represented by a proxy at the annual meeting and you abstain, your abstention will have the same effect as a vote against the proposal. “Broker non-votes” will not be part of the voting power present, but will be counted to determine whether or not a quorum is present. A “broker non-vote” occurs when a broker holding shares in “street name” indicates on the proxy that it does not have discretionary authority to vote on a particular matter.

Q:	WHO CAN ATTEND THE ANNUAL MEETING?

A:	All shareholders as of the record date, April 30, 2004, can attend.

Q:	WHAT PERCENTAGE OF SHARES DO THE TRUSTEES AND OFFICERS OWN?

A:	Together, they own approximately 63% of our common shares, 58% of our preferred shares and 66% of the shares entitled to vote at the annual meeting as of the record date. (See pages 18 and 19 of this proxy statement for more details.)

Q:	WHO ARE OUR LARGEST PRINCIPAL SHAREHOLDERS?

A:	James C. Mastandrea, our Chairman of the Board, Chief Executive Officer and President, beneficially owns 12,533,738 common shares and 161,410 preferred shares which are each convertible into 22.881 common shares. The preferred shares and 12,233,738 of the common shares beneficially owned by Mr. Mastandrea are held by Paragon Real Estate Development, LLC, of which Mr. Mastandrea is the managing member. In addition, Mr. Mastandrea has the right to vote 2,308,619 common shares held by Paul T. Lambert, one of our trustees, 2,965,495 common shares held by two former trustees, and 250,000 restricted shares issued to an independent third party, or 64% of the shares entitled to vote at the annual meeting.

Q:	WHEN IS A SHAREHOLDER PROPOSAL DUE FOR THE NEXT ANNUAL MEETING?

A:	In order to be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing by January 6, 2005, to John J. Dee, Senior Vice President and Chief Financial Officer, Paragon Real Estate Equity and Investment Trust, 1240 Huron Road, Suite 301, Cleveland, Ohio 44115, and must be in accordance with the requirements of our bylaws and the provisions of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. (See page 23 of this proxy statement for more details.)

Q:	HOW DOES A SHAREHOLDER COMMUNICATE WITH THE BOARD OF TRUSTEES?

A:	Shareholders may send communications to our Board to John J. Dee, Senior Vice President and Chief Financial Officer, Paragon Real Estate Equity and Investment Trust, 1240 Huron Road, Suite 301, Cleveland, Ohio 44115. (See pages 13 and 14 of this proxy statement for more details.)

Q:	HOW DOES A SHAREHOLDER NOMINATE SOMEONE TO BE A TRUSTEE OF PARAGON REAL ESTATE EQUITY AND INVESTMENT TRUST?

A:	Any shareholder may recommend a qualified nominee for trustee by writing to John J. Dee, Senior Vice President and Chief Financial Officer, Paragon Real Estate Equity and Investment Trust, 1240 Huron Road, Suite 301, Cleveland, Ohio 44115. Recommendations for next year’s annual meeting must be received no earlier than March 16, 2005 and no later than April 15, 2005, and must be in accordance with the requirements of our bylaws. (See pages 11 and 12 of this proxy statement for more details.)

Q:	WHO PAYS FOR THE SOLICITATION EXPENSES?

A:	The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be paid by us. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone and by facsimile, and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No solicitation will be made other than by our trustees, officers and employees.

PROPOSAL ONE
RE-ELECTION OF TRUSTEES

Our declaration of trust provides that our Board of Trustees will have between three and nine members divided into three classes serving for staggered three year terms. The Board of Trustees currently consists of six members. At this annual meeting, you are entitled to elect two trustees to hold office until the 2007 annual meeting or until their successors are duly elected and qualified. Nominees for re-election this year are John J. Dee and Paul T. Lambert. Each has consented to serve until the 2007 annual meeting or until his successor is duly elected and qualified. Our other trustees are Daryl J. Carter, Michael T. Oliver, Daniel G. DeVos and James C. Mastandrea. Mr. Carter and Mr. Oliver will serve as trustees until the 2005 annual meeting or until their successors are duly elected and qualified and Mr. DeVos and Mr. Mastandrea will serve until the 2006 annual meeting or until their successors are duly elected and qualified. See pages 8 and 9 for more information.

If any trustee to be elected is unable to stand for re-election, the Board may, by resolution, provide for a lesser number of trustees or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute trustee. We need the affirmative vote of the holders of a plurality of our voting shares present or represented by proxy at the annual meeting to elect trustees. Abstentions and votes withheld for trustees will have the same effect as votes against.

The Board of Trustees recommends that you vote FOR Mr. Dee and Mr. Lambert.

PROPOSAL TWO
AMENDMENTS TO SHARE OPTION PLAN

General

On March 24, 2004, our Board of Trustees unanimously approved amendments to our 1998 Share Option Plan to increase the number of shares available for grant and to make other revisions as described below. We are submitting the proposed amendments to the option plan to our shareholders for approval to comply with provisions of the tax code pertaining to incentive stock options, as described below, and certain American Stock Exchange (Amex) rules. The vote of a majority of our voting shares represented in person or by proxy at the annual meeting will be required to approve the adoption of the amendments to our option plan.

Certain aspects of this proposal are summarized below. Because this is a summary, it does not contain all the information that may be important to you. You should read the entire proxy statement and the revised text of the option plan attached as Annex A carefully before you decide how to vote.

The Board of Trustees unanimously recommends that you vote FOR the proposed amendments to the option plan.

Description of Option Plan

The option plan provides for the grant of “incentive stock options,” as defined under Section 422(b) of the tax code, options that are not qualified under the tax code (referred to in this proxy statement as “non-statutory options”), share appreciation rights (“SARs”) and restricted share grants and performance share awards and dividend equivalents. Our board of trustees has reserved 3,166,666 common shares for issuance under the plan, subject to adjustment for share splits, share dividends or similar transactions. If the proposed amendments are approved, the number of reserved shares will be increased to 3.5 million, subject to further increases if Paragon issues additional common shares. See “Proposed Amendments to the Plan” below for more information. In general, if any award granted under the plan expires, terminates, is forfeited or is cancelled for any reason, the shares allocable to that award may again be made subject to an award granted under the plan.

Administration. The option plan is administered by our management, organization and compensation committee of the Board. The committee presently consists of Mr. Carter, who serves as committee chairman, Mr. DeVos, Mr. Lambert and Mr. Oliver. The committee is appointed by the Board and must have at least two non-employee members. All of the current committee members satisfy the independence requirements of Amex and the Securities and Exchange Commission (SEC). The committee has the authority, subject to approval by our Board, to select the individuals to whom awards may be granted, to determine the terms of each award, to interpret the provisions of the plan and to make all other determinations for the administration of the plan.

Awards. Every grant under the plan is memorialized with an award agreement that specifies the type of award to be granted, the number of shares (if any) to which the award relates, the terms and conditions of the award and the date granted. In the case of an award of options, the award agreement also specifies the price at which the shares subject to the option may be purchased, the date(s) on which the option becomes exercisable and whether the option is an incentive option or a non-statutory option.

Trustees, officers and other key policy-making employees of Paragon are eligible to receive grants under the option plan. Only employees are eligible to receive incentive options. Trustee options may be granted at the fair market value of the common shares on the date of grant. Employee awards may be granted subject to a vesting requirement and in any event will become fully vested upon a merger or change of control of Paragon. Incentive options granted under the plan may remain outstanding and exercisable for ten years from the date of grant or until the expiration of 90 days (or such lesser period as the committee may determine) from the employee’s date of termination of employment with Paragon. Non-statutory options and SARs may remain outstanding and exercisable for any period the committee may determine.

The exercise price of incentive options granted under the plan must at least equal the fair market value of the shares subject to the option (determined as provided in the plan) on the date the option is granted. The exercise price of non-statutory options and SARs will be determined by the committee. An incentive option granted under the plan to an employee owning more than 10% of the combined voting power of all classes of shares of Paragon must have an exercise price of at least 110% of the then current fair market value of the shares issuable upon exercise of the option and may not have an exercise term of more than five years. Incentive options are also subject to the further restriction that the aggregate fair market value (determined as of the date of grant) of shares as to which any incentive option first becomes exercisable in any calendar year cannot exceed $100,000. To the extent options covering more than $100,000 worth of shares become exercisable in any one calendar year, the excess will be non-statutory options. For purposes of determining which, if any, options have been granted in excess of the $100,000 limit, options will be considered to become exercisable in the order granted. The full exercise price for all shares purchased upon the exercise of options may be paid by cash, check, or shares owned at the time of exercise, as directed by the committee.

Income Tax. With respect to incentive options, no taxable income is recognized by the option holder for income tax purposes at the time of the grant or exercise of an incentive option, although neither is there any income tax deduction available to Paragon as a result of the grant or exercise unless there is a “disqualifying disposition.” Any gain or loss recognized by an option holder on the disposition of shares acquired pursuant to the exercise of an incentive option generally will be treated as capital gain or loss if the disposition occurs at least one year after the date of exercise of the option, or two years after the date the option was granted but if a disqualifying disposition then there will be ordinary income for the option holder and a deduction for Paragon. With respect to non-statutory options, restricted shares or SARs, no taxable income will result to the recipient of the awards at the time of grant, nor will we be entitled to an income tax deduction at such time. However, upon the exercise of non-statutory options or SARs, or the lapse of restrictions on restricted shares, the award holder will generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise, and we will be entitled to an income tax deduction in the amount of the ordinary income recognized by the option holder. In general, any gain or loss realized by the option holder on the subsequent disposition of the shares will be a capital gain or loss.

Amendment and Termination. The plan presently expires in 2008 (ten years after its adoption), unless sooner terminated by the Board of Trustees. If the proposed amendments are approved, the expiration date will be extended to March 24, 2014. The Board of Trustees has the authority to amend the plan as it deems advisable, except that the Board is not permitted, without shareholder approval, to amend the plan in any way that would prevent the grant of incentive options or increase the number of shares available for issuance under the plan.

Proposed Amendments to the Plan

Our Board of Trustees believes that an additional share reserve will allow us to provide the necessary incentives to eligible recipients. Accordingly, on March 24, 2004, the Board adopted an amendment to the plan, subject to your approval, to increase the total number of our common shares reserved for issuance under the plan from 3,166,666 to 3,500,000 shares. As of April 30, 2004, a total of 1,780,000 shares were subject to granted options and restricted share awards, leaving, after approval of this amendment, 1,720,000 shares available for future awards. In addition, if the number of our outstanding common shares increases, then the number of shares available for grant under the plan will be automatically increased every year, if necessary, to equal nine percent of the outstanding shares. This “evergreen” provision will ensure that the size of the plan keeps pace with Paragon’s growth in the future without requiring an annual shareholder vote.

Under applicable IRS rules, an option plan cannot provide for the grant of incentive stock options more than ten years after the Plan is approved. Our ability to grant incentive stock options under the plan will presently expire in 2008. If you approve the proposed amendments, our ability to grant incentive options will be extended to March 24, 2014.

We have also made minor revisions to the plan to take into account changes in the law and to correct various language inconsistencies. A copy of the plan marked to show all revisions is attached to this proxy statement as Annex A.

Principal Reasons to Approve the Proposed Amendments

Our Board of Trustees believes that increasing the shares available for grant under the plan is in the best interests of Paragon in order to promote equity ownership of the company by our trustees and selected officers and employees, to increase their proprietary interest in the success of the company and to encourage them to remain affiliated with Paragon. The Board also believes that the expansion of the option plan will allow us to continue to attract highly qualified individuals to serve the company.

Potential Conflict of Interest in the Board’s Recommendation to Amend the Option Plan

Each of our trustees who is not also an employee of Paragon receives 25,000 non-statutory options and 50,000 restricted shares under the plan each year. These trustees presently hold 150,000 options and 200,000 restricted shares granted under the plan. Because our trustees are eligible to receive awards under the option plan, the Board may be considered to have an inherent conflict in their recommendation of adoption of amendments to increase the number of share available for grant.

BOARD OF TRUSTEES

The business experience, principal occupations and employment, as well as the periods of service, of each of our trustees during at least the last five years are set forth below.

Name	Age	Position	Trustee Since
James C. Mastandrea	60	Chairman of the Board, Chief Executive Officer, President and Trustee	2003

John J. Dee	53	Senior Vice President, Chief Financial Officer and Trustee	2003

Daryl J. Carter	48	Trustee	2003

Daniel G. DeVos	46	Trustee	2003

Paul T. Lambert	51	Trustee	1998

Michael T. Oliver	61	Trustee	2003

James C. Mastandrea has served as President and Chairman of the Board of Trustees since March 4, 2003 and as Chief Executive Officer since April 7, 2003. In May 1998, Mr. Mastandrea returned as Chairman and Chief Executive Officer to MDC Realty Corporation, Chicago, Illinois, which he founded in 1978 and had used for the development of over $500 million of real estate projects until 1993. From July 1993 to December 1993, Mr. Mastandrea was President of First Union Real Estate Investments, a NYSE listed real estate investment trust headquartered in Cleveland, Ohio. From January 1994 until his departure in May 1998, he was Chairman of the Board of Trustees and Chief Executive Officer of First Union. During his tenure at First Union, Mr. Mastandrea and his management team substantially grew the assets of the company from $495 million at the beginning of 1994 to $934 million at the end of 1997, along with commensurate growth in net operating income and funds from operations. In 1999, Mr. Mastandrea formed Eagle’s Wings Aviation Corporation, where he served as Chief Executive Officer, to purchase a troubled aviation services business. At the time of the purchase, the business was in default on its debt obligations. Following the September 11, 2001 terrorist attacks, the business was further adversely affected. In March 2002, Eagle’s Wings filed for protection under Chapter 11 of the federal bankruptcy laws. Mr. Mastandrea has been the general partner of Hampton Court Associates, L.P. since its formation in 1983. Mr. Mastandrea is a director of Cleveland State University Foundation Board and Chairman of the nominating committee, and a director and a member of the real estate committee of University Circle Inc., Cleveland, Ohio.

John J. Dee has served as a trustee and Senior Vice President since March 4, 2003, and as Chief Financial Officer since April 7, 2003. Prior to Mr. Dee’s joining Paragon, from 2002 to 2003, he was Senior Vice President and Chief Financial Officer of MDC Realty Corporation, Cleveland, Ohio, an affiliate of MDC Realty Corporation, Chicago, Illinois. From 2000 to 2002, Mr. Dee was director of Finance and Administration for Frantz Ward, LLP, Cleveland, Ohio, a Cleveland-based law firm with approximately 100 employees. From 1978 to 2000, Mr. Dee held various management positions with First Union Real Estate Investments (NYSE), most recently as Senior Vice President and Chief Accounting Officer from 1996 to 2000. Mr. Dee is licensed as a CPA (non-practicing) in the State of Ohio.

Daryl J. Carter has served as a trustee since June 30, 2003. Mr. Carter is Co-Chairman and Chief Investment Officer of Capri Capital, Irvine, California, a diversified real estate financial services firm that he co-founded in 1992. Capri Capital has $6.5 billion in assets under management, including investments in commercial mortgages, mezzanine capital, and equity investments in Fannie Mae, Freddie Mac and HUD/FHA programs, along with equity and mezzanine capital investments on behalf of various public, private and labor funds. Mr. Carter also serves as a director of Catellus Development Corporation (NYSE), Los Angeles, California, a publicly held real estate development company, and is Chairman of the audit committee. Mr. Carter is a member of the Pension Real Estate Association (PREA), a trustee of the Urban Land Institute (ULI), and a member of the Board of the National Multifamily Housing Association (NMHA).

Daniel G. DeVos has served as a trustee since March 4, 2003. Mr. DeVos is Chairman of the Board and Chief Executive Officer of DP Fox Ventures, LLC, a diversified management enterprise with investments in real estate, transportation, entertainment and sports teams. In addition, Mr. DeVos is the majority owner of the Grand Rapids Rampage (AFL), Grand Rapids Griffins (AHL) and has ownership interests in the Orlando Magic (NBA). Mr. DeVos is a director of Alticor, Inc., the parent of Amway Corporation, located in Ada, Michigan, and the Orlando Magic (NBA), and Chairman of the audit committee of Genmar Industries, a privately held boat manufacturer in Minneapolis, Minnesota. From 1994 to 1998, Mr. DeVos served as a trustee of First Union Real Estate Investments (NYSE).

Paul T. Lambert has served as a trustee since November 1998. Mr. Lambert serves as the Chief Executive Officer of Lambert Capital Corporation. He served on the Board of Directors and was the Chief Operating Officer of First Industrial Realty Trust (NYSE), Inc. from its initial public offering in October 1994 to the end of 1995. Mr. Lambert was one of the largest contributors to the formation of First Industrial and one of its founding shareholders. Prior to forming First Industrial, Mr. Lambert was managing partner for The Shidler Group, a national private real estate investment company. Prior to joining Shidler, Mr. Lambert was a commercial real estate developer with Dillingham Corporation and, prior to that, was a consultant with The Boston Consulting Group.

Michael T. Oliver has served as a trustee since March 4, 2003. Mr. Oliver is the State Investment Officer of Real Estate and Private Equity Investments of the Alaska State Pension Board of the Alaska State Pension Fund, Juneau, Alaska, a position he has held since August 2000. Prior to joining the Alaska State Pension Board, Mr. Oliver was a consultant from March 1998 to July 2000 to MPAC Capital Markets, Seattle, Washington, and a consultant to the Asian government concerning laws governing REITs. From April 1996 to March 1998, Mr. Oliver was Chairman of RERC Capital Markets, LLC, Chicago, Illinois.

Independent Trustees

The Board of Trustees has determined that each of Mr. Carter, Mr. DeVos, Mr. Lambert and Mr. Oliver do not have a material relationship with Paragon that would interfere with the exercise of their independent judgment and are independent as defined by the applicable rules of Amex and the SEC.

Attendance of the Trustees at Meetings

Our trustees held seven meetings in 2003. All members of the Board of Trustees participated in at least 75% of all Board and applicable committee meetings in 2003 held while they served as trustees, except Mr. DeVos, who participated in 50% of all meetings and Mr. Lambert, who participated in 71% of all meetings due to conflicts of schedules. Trustees are also strongly encouraged to attend the annual meeting of shareholders, either in person or by teleconference. Last year’s annual meeting was delayed and two of our trustees were unable to attend at the rescheduled time; the other four members of the Board of Trustees were present in person or by teleconference at last year’s annual meeting.

Compensation of the Trustees

Effective May 15, 2002 and through October 28, 2003, each trustee who was not an officer of Paragon, except Duane Lund, our former Chief Executive Officer, as explained below, was to receive a retainer of $5,000 per year, $200 for each meeting attended in person, $100 for each meeting attended via teleconference and 50,000 options to purchase common shares which are to vest six months after issuance and to expire 90 days after the term of the trustee ends. Mr. Lund, who served in both capacities as a trustee and executive officer of Paragon during the period from May 15, 2002 until April 7, 2003, received compensation for serving as a trustee. Mr. Mastandrea and Mr. Dee, who served in both capacities as trustees and executive officers of Paragon beginning on March 3, 2003, did not receive any compensation for serving as trustees. Also, Mr. Carter, Mr. DeVos, and Mr. Oliver did not receive the 50,000 options to purchase common shares.

Effective October 28, 2003, each trustee who is not an officer of Paragon was to receive a retainer of $5,000 per year, $500 for each meeting attended in person, $200 for each meeting attended via teleconference, 25,000 options to purchase common shares which are to vest one year after issuance and to expire 90 days after the term of the trustee ends and 50,000 restricted common shares that will vest one year after their issuance. Effective October 28, 2003, 100,000 options at an exercise price of $0.22 per common share and 200,000 restricted common shares were issued.

During the year ended December 31, 2003, trustees were paid approximately $33,000 and, as of December 31, 2003, Paragon has accrued $19,000 for related amounts due.

Committees of the Trustees

Audit Committee

Our audit committee consists of Mr. Carter, Mr. DeVos, Mr. Lambert and Mr. Oliver, who serves as Chairman of this committee and the audit committee financial expert, as defined by the SEC. Each member of the audit committee satisfies the independence standards and financial literacy requirements set forth in the applicable rules of Amex and the SEC. The audit committee is directly responsible for engaging and reviewing the performance of our independent public auditors, oversees our accounting and financial reporting processes, considers and approves the range of audit and non-audit fees, reviews the adequacy of our internal accounting controls and procedures and resolves disagreements between management and our independent public auditors. The audit committee held four meetings in 2003. See pages 13 and 14 of this proxy statement for additional information regarding the audit committee.

Management, Organization and Compensation Committee

Our management, organization and compensation committee consists of Mr. Carter, who serves as Chairman of this committee and Mr. DeVos, Mr. Lambert and Mr. Oliver. During 2003, this committee held three meetings. The committee makes recommendations and exercises all powers of the Board of Trustees in connection with certain compensation matters, including incentive compensation and benefit plans. The committee administers, and has authority to grant awards under, our 1998 Share Option Plan.

Nominating Process

The Board of Trustees does not currently have a nominating committee. Instead, the Board believes it is in the best interests of the company to rely on the insight and expertise of all trustees in the nominating process. In accordance with Amex rules, the Board has adopted a resolution regarding Paragon’s nominating process relating to the election of trustees.

The Chairman of the Board generally recommends qualified candidates for trustee and candidates are approved by the entire Board of Trustees. Candidates are considered by the Chairman and the Board of Trustees according to their business and real estate experience, relationships, and knowledge that they can contribute to the company. Candidates must also possess a high degree of personal integrity and be willing to devote their time and efforts to Paragon. Candidates are considered without regard to age, race, color, sex, religion, disability or national origin. We do not use a third party to locate or evaluate potential candidates for trustee. In addition to the above process, as part of an agreement approved by shareholders on June 30, 2003, Mr. Mastandrea can appoint five trustees to the Board provided he remains as our Chairman or Chief Executive Officer. Mr. Mastandrea has not exercised this right.

It is the policy of the Board of Trustees to consider nominees recommended by shareholders according to the same criteria. A shareholder desiring to nominate a trustee for election at our 2005 annual meeting of shareholders must deliver a notice, in accordance with the requirements of our bylaws, to our Chief Financial Officer at our principal executive office no earlier than

March 16, 2005, and no later than April 15, 2005. Such notice must include as to each person whom the shareholder proposes to nominate for election or re-election as trustee

•	the name, age, business address and residence address of the person,

•	the principal occupation or employment of the person,

•	the written consent of the person to being named in the proxy as a nominee and to serving as a trustee,

•	the class and number of our shares beneficially owned by the person, and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of trustees pursuant to Rule 14a under the Exchange Act;

and as to the shareholder giving the notice

•	the name and record address of the shareholder, and

•	the class and number of our shares beneficially owned by the shareholder.

We may require any proposed nominee to furnish additional information reasonably required by us to determine the eligibility of the proposed nominee to serve as our trustee.

Code of Ethics

On January 14, 2004, our Board of Trustees adopted a code of conduct and ethics that applies to all officers, trustees and employees of Paragon, including our principal executive officer, principal financial officer, principal accounting officer, and any person performing similar functions. The code was filed with our December 31, 2003 annual report on Form 10-KSB as Exhibit 14.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires Paragon’s officers, trustees and persons who own more that 10% of our shares to file reports of ownership and changes in ownership with the SEC. Officers, trustees and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file.

Separate Form 4s filed by Mr. Carter, Mr. DeVos, Mr. Lambert and Mr. Oliver, each reporting one award of restricted shares and one grant of share options, were not filed on a timely basis. Based solely on review of the copies of the forms furnished to us, or written representations that no Annual Statements of Beneficial Ownership of Securities on Form 5 were required to be filed, we believe that for the fiscal year ended December 31, 2003, all other Section 16(a) filing requirements applicable to our officers, trustees and greater than 10% shareholders were complied with in 2003.

AUDIT COMMITTEE REPORT

Our audit committee operates under a written charter setting forth the committee’s responsibilities and authority. This charter, attached as Annex B, was amended and restated by Paragon on November 17, 2003 to fully comply with new SEC rules and Amex listing requirements adopted pursuant to the Sarbanes-Oxley Act of 2002. The charter is reviewed and assessed annually by the audit committee.

Our audit committee assists the Board in fulfilling its responsibility of overseeing the quality and integrity of our accounting, auditing and financial reporting practices. The audit committee is directly responsible for the engagement of Paragon’s independent auditor and reviews and approves all services performed for us by the independent auditor. The audit committee also reviews the independent auditor’s internal quality control procedures, reviews all relationships between the independent auditor and Paragon in order to assess the auditor’s independence, and monitors compliance with our policy regarding non-audit services, if any, rendered by the independent auditor. In addition, the audit committee ensures the regular rotation of the lead audit partner. The audit committee has also established procedures to receive and respond to complaints received by Paragon regarding accounting, internal accounting controls, or auditing matters and allows for the confidential, anonymous submission of concerns by employees.

In connection with our December 31, 2003, audited financial statements, the audit committee reviewed and discussed the financial statements with management. The audit committee also discussed with our independent auditors, Boulay, Heutmaker, Zibell & Co., P.L.L.P., the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

In discharging its oversight responsibility as to the audit process, the audit committee obtained from our independent auditors a formal written statement describing all relationships between the independent auditor and us that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors any relationships that may impact their objectivity and independence. In considering the auditors’ independence, the audit committee also considered whether the non-audit services performed by the auditors on our behalf were compatible with maintaining the independence of the auditors.

Based on the audit committee’s review and discussions with management and our independent auditors, the audit committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2003, for filing with the SEC.

AUDIT COMMITTEE
MICHAEL T. OLIVER
DARYL J. CARTER
DANIEL G. DEVOS
PAUL T. LAMBERT

Principal Accounting Firm Fees and Services

The aggregate fees billed to the company by our principal independent public auditor, Boulay, Heutmaker, Zibell & Co., P.L.L.P., for the fiscal years ended December 31, 2003 and 2002 are as follows:

Category	Year	Fees
Audit Fees	2003	$56,400
	2002	$67,800

Audit-Related Fees	2003	$4,100
	2002	$20,600

Tax Fees	2003	$—
	2002	$6,500

All Other Fees	2003	$—
	2002	$—

“Audit Fees” consists of fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports, and services that are normally provided by Boulay, Heutmaker, Zibell & Co., P.L.L.P. in connection with statutory and regulatory filings or engagements. “Audit-Related Fees” consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of financial statements and are not reported under “Audit Fees.” These services include consultations concerning financial accounting and reporting standards as well as services related to our proxy statement filings in the second quarter of 2003. “Tax Fees” consists of fees billed for professional services for federal and state tax compliance, tax advice and tax planning. “All Other Fees” consists of fees for products and services other than the services reported above.

The audit committee and the Board of Trustees have selected Boulay, Heutmaker, Zibell & Co., P.L.L.P. to continue as Paragon’s independent auditor for the year ending December 31, 2004. Representatives of Boulay, Heutmaker, Zibell & Co., P.L.L.P. will attend the annual meeting to answer appropriate questions and make statements if they desire.

Pre-Approval Policies and Procedures

Before the independent auditors are engaged by Paragon to render audit or permissible non-audit services, the audit committee approves the engagement. The audit committee also reviews the scope of any audit and other assignments given to our auditors to assess whether such assignments would affect their independence.

EXECUTIVE OFFICERS

The names, ages, positions and certain other information concerning our current executive officers are set forth below.

Name	Age	Position
James C. Mastandrea (1)	60	Chairman of the Board, Chief Executive Officer and President

John J. Dee (1)	53	Senior Vice President, Chief Financial Officer and Trustee

Steven M. Edelman	49	Senior Vice President and Chief Investment Officer

(1)	Biographical information for Mr. Mastandrea and Mr. Dee can be found under “Board of Trustees.”

Steven M. Edelman was appointed our Chief Investment Officer and Senior Vice President on May 16, 2003. From 1999 until joining Paragon, Mr. Edelman served as the Chief Financial Officer of Carnegie Management & Development Corporation located in Westlake, Ohio. Carnegie Management is a $350 million privately held developer, owner and manager of retail, office and special use properties. From 1980 to 1999, Mr. Edelman held various positions with First Union Real Estate Investments (NYSE) located in Cleveland, Ohio. Most recently, from 1997 to 1999, he served as the company’s Executive Vice President and Chief Financial Officer.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth executive compensation paid for the years ended December 31, 2003, 2002 and 2001.

					Securities
Name and				Restricted Stock	Underlying	All other
Principal Position	Year	Salary (1)		Awards	Options	compensation
James C. Mastandrea	2003	$49,615	(2)	$1,044,117 (3)	—	—
Chief Executive	2002	$—		—	—	—
Officer, President	2001	$—		—	—	—
and Chairman

Duane H. Lund,	2003	$52,045	(4)	—	—	—
former Chief	2002	$150,000	(4)	—	50,000 (5)	$300,000 (6)
Executive Officer,	2001	$417,000	(4)	—	—	—
Chief Financial Officer and Secretary

(1)	No bonuses or other compensation were paid for the years ended December 31, 2003, 2002 and 2001.

(2)	Amount represents base annual salary of $60,000 for the period from March 4, 2003 through December 31, 2003.

(3)	Represents 348,039 preferred shares issued on June 30, 2003 at a closing price of $3.00 per preferred share. Subsequent to the one-time incentive exchange offer to the preferred shares which concluded on June 30, 2003, the preferred shares were delisted from the American Stock Exchange in September 2003 because the market value of preferred shares held by non-affiliates was below the $1 million requirement of the exchange. Of the 348,039 preferred shares issued to Mr. Mastandrea, 267,334 preferred shares were converted into 6,116,869 common shares on June 30, 2003 and 80,705 preferred shares remain outstanding as of December 31, 2003 and are convertible into 1,846,611 common shares. The total of 7,963,480 common shares had a value of $1,751,966 based on the closing price of $0.22 per share on December 31, 2003.

(4)	Amounts represent a base annual salary of $60,000 for the period from April 8 through June 15, 2003; $150,000 for the period from September 10, 2001 through April 7, 2003; $200,000 for the period from February 24, 2000 through September 9, 2001; and $80,000 for the period from January 1, 2000 through February 23, 2000. The 2001 amount includes $240,000 termination fee accrued as of December 31, 2001 and paid in 2002 in connection with Mr. Lund’s termination as an employee of Stonehaven Technologies during 2001.

(5)	All options were granted in May 2002, bear an exercise price of $0.45 per common share and were exercisable on November 15, 2002. The options expired on September 30, 2003.

(6)	Represents 95,541 preferred shares issued on April 7, 2003 in lieu of severance payment.

Options/SAR Grants In Last Fiscal Year

No options were granted to our officers during the year ended December 31, 2003.

Employment Agreements

The employment agreement with Duane H. Lund provided for an annual salary of $150,000 to be paid to Mr. Lund for his services as Chief Executive Officer through five days after the filing of the company’s December 31, 2002 Form 10-KSB. In connection with the severance provision of this agreement, on April 7, 2003, Mr. Lund relinquished his position as Chief Executive Officer and, in consideration for his resignation, received 95,541 preferred shares in lieu of receiving a $300,000 severance payment. The number of shares issued was based on two times his annual salary with the price of the preferred shares based on the average closing price for the 30 calendar days prior to March 1, 2003. Mr. Lund received compensation based on an annual salary of $60,000 for his services from April 7, 2003 until June 15, 2003.

The employment agreements with James C. Mastandrea and John J. Dee provide for an annual salary of $60,000 each effective as of March 4, 2003 and in connection therewith, Mr. Mastandrea was appointed as Chief Executive Officer and President and Mr. Dee was appointed as Chief Financial Officer on April 7, 2003. The initial terms of Mr. Mastandrea and Mr. Dee’s employment are for two years and may be extended for terms of one year through their 70th birthday. Mr. Mastandrea and Mr. Dee’s base annual salaries may be adjusted from time to time, except that the adjustment may not be lower than the preceding year’s base salary. The employment agreements provide that Mr. Mastandrea and Mr. Dee will be entitled to base salary and bonus at the rate in effect before any termination for a period of three years in the event that their employment is terminated without cause by us or for good reason by either Mr. Mastandrea or Mr. Dee.

The employment agreement with Steven M. Edelman, our Senior Vice President and Chief Investment Officer, provides for an annual salary of $60,000 effective as of May 16, 2003. The initial term of Mr. Edelman’s employment is for two years and may be extended for terms of one year through his 70th birthday. Mr. Edelman’s base annual salary may be adjusted from time to time, except that the adjustment may not be lower than the preceding year’s base salary. The employment agreement provides that Mr. Edelman will be entitled to base salary and bonus at the rate in effect before any termination for a period of three years in the event that his employment is terminated without cause by us or for good reason by Mr. Edelman.

Effective June 30, 2003, we issued 696,078 preferred shares valued at approximately $2.4 million to Mr. Mastandrea and Mr. Dee pursuant to separate restricted share agreements. Under each restricted share agreement, the restricted shares vest upon the later of the following dates

•	the date our gross assets exceed $50.0 million, or

•	348,038 restricted shares will vest on March 4, 2004; 174,020 shares will vest on March 4, 2005 and the remaining 174,020 shares will vest on March 4, 2006.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table includes certain information with respect to the beneficial ownership of our shares by: (i) each person known by us to own more than 5% in interest of the outstanding shares: (ii) each of the trustees and each nominee for trustee; (iii) each of our executive officers; and (iv) all of the trustees and executive officers as a group. Except as otherwise noted, the person or entity named has sole voting and investment power over the shares indicated. The table shows ownership as of April 15, 2004.

							Total Common Shares
	Common Shares (2)			Preferred Shares (3)			and Units (4)
Name and Address (1)	Number		Percent (5)	Number		Percent (5)	Number		Percent (5)
James C. Mastandrea	18,057,852	(6)	60.4%	161,410	(14)	58.0%	40,374,789	(16)	77.3%

Paragon Real Estate	12,233,738	(7)	40.9%	161,410	(14)	58.0%	15,926,960	(17)	47.4%
Development, LLC

John J. Dee	5,574,114	(8)	18.7%	—	(15)	—	5,574,114	(18)	18.7%

Paul T. Lambert	2,408,619	(9)	8.0%	—		—	2,408,619	(9)	8.0%

Steven M. Edelman	300,000	(10)	*	—		—	300,000	(10)	*

Daryl J. Carter	50,000	(11)	*	—		—	50,000	(11)	*

Daniel G. DeVos	50,000	(11)	*	—		—	50,000	(11)	*

Michael T. Oliver	50,000	(11)	*	—		—	50,000	(11)	*

All trustees and current executive officers as a group (12)	18,907,852	(13)	63.2%	161,410		58.0%	41,224,789	(19)	78.9%

*	Indicates less than one percent

(1)	The address of each beneficial owner listed is our corporate headquarters located at 1240 Huron Road, Suite 301, Cleveland, Ohio 44115.

(2)	Based on 29,880,850 common shares issued and outstanding, not including 2,859,765 shares held in treasury, as of April 15, 2004.

(3)	Based on 278,455 preferred shares outstanding as of April 15, 2004, which convert to 4,096,793 common shares as follows: 161,410 preferred shares are each convertible into 22.881 common shares and 117,045 preferred shares are each convertible into 3.448 common shares.

(4)	Based on: (i) 29,880,850 common shares, not including 2,859,765 shares held in treasury; (ii) 278,455 preferred shares, which convert to 4,096,793 common shares; and (iii) 813,938 restricted limited partnership units which may be converted into 18,623,715 common shares or cash, at our discretion, any time after July 1, 2007.

(5)	The ownership percents total more than 100% due to more than one person or entity being considered the beneficial owner of the same shares, in accordance with SEC regulations for this table.

(6)	Includes: (i) 2,308,619 common shares held by Mr. Lambert and 2,965,495 common shares held by two former trustees which each of Mr. Mastandrea and Mr. Dee has the right to vote; (ii) 250,000 restricted shares issued to an independent third party which Mr. Mastandrea has the right to vote; (iii) 12,233,738 common shares held by Paragon Real Estate Development, LLC, of which Mr. Mastandrea is the managing member; and (iv) 300,000 restricted common shares.

(7)	Represents shares held by Paragon Real Estate Development, LLC, of which Mr. Mastandrea is the managing member. These shares are also included in Mr. Mastandrea’s common shares.

(8)	Includes: (i) 2,308,619 common shares held by Mr. Lambert and 2,965,495 common shares held by two former trustees which each of Mr. Mastandrea and Mr. Dee has the right to vote; and (ii) 300,000 restricted common shares. Does not include 12,233,738 common shares held by Paragon Real Estate Development, LLC, of which Mr. Dee is a member.

(9)	Includes: (i) options to purchase 50,000 common shares; (ii) 50,000 restricted common shares; and (iii) 766,354 common shares held by Lambert Equities II, LLC, of which Mr. Lambert is the controlling majority member and sole manager. Mr. Lambert has signed a proxy allowing each of Mr. Mastandrea and Mr. Dee the right to vote 2,308,610 common shares that he owns.

(10)	Includes 300,000 restricted common shares. Does not include 12,233,738 common shares or 161,410 preferred shares held by Paragon Real Estate Development, LLC, of which Mr. Edelman is a member.

(11)	Includes 50,000 restricted common shares.

(12)	Includes seven named persons.

(13)	Includes: (i) options to purchase 50,000 common shares; (ii) 1,350,000 restricted common shares; (iii) 5,274,114 common shares which each of Mr. Mastandrea and Mr. Dee has the right to vote; and (iv) 12,233,738 common shares held by Paragon Real Estate Development.

(14)	Represents shares held by Paragon Real Estate Development, LLC, of which Mr. Mastandrea is the managing member. Each preferred share is convertible into 22.881 common shares. These shares are also included in Mr. Mastandrea’s preferred shares.

(15)	Does not include 161,410 preferred shares held by Paragon Real Estate Development, LLC, of which Mr. Dee is a member.

(16)	Includes: (i) 2,308,619 common shares held by Mr. Lambert and 2,965,495 common shares owned by two former trustees which each of Mr. Mastandrea and Mr. Dee has the right to vote; (ii) 12,233,738 common shares held by Paragon Real Estate Development, LLC, of which Mr. Mastandrea is the managing member; (iii) 250,000 restricted shares issued to an independent third party which Mr. Mastandrea has the right to vote; (iv) 300,000 restricted common shares; (v) 18,623,715 common shares issuable upon the conversion of 813,938 limited partnership units of Paragon Real Estate, L.P., our operating partnership, held by Hampton Court Associates, L.P., of which Mr. Mastandrea is the general partner; and (vi) 3,693,222 common shares issuable upon conversion of 161,410 preferred shares held by Paragon Real Estate Development, LLC.

(17)	Includes 3,693,222 common shares issuable upon conversion of 161,410 preferred shares. These shares are also included in Mr. Mastandrea’s total shares.

(18)	Includes: (i) 2,308,619 common shares held by Mr. Lambert and 2,965,495 common shares held by two former trustees which each of Mr. Mastandrea and Mr. Dee has the right to vote; and (ii) 300,000 restricted common shares. Does not include 12,233,738 common shares or 161,410 preferred shares held by Paragon Real Estate Development, LLC, of which Mr. Dee is a member.

(19)	Includes: (i) options to purchase 50,000 common shares; (ii) 1,350,000 restricted common shares; (iii) 5,274,114 common shares which each of Mr. Mastandrea and Mr. Dee has the right to vote; (iv) 12,233,738 common shares held by Paragon Real Estate Development, LLC; (v) 18,623,715 common shares issuable upon conversion of limited partnership units of Paragon Real Estate, L.P.; and (vi) 3,693,222 common shares issuable upon conversion of 161,410 preferred shares held by Paragon Real Estate Development, LLC.

Equity Compensation Plan Information

The following table summarizes options, restricted shares, and warrants outstanding as of December 31, 2003:

	Number of		Number of securities
	securities to be	Weighted-	remaining available for
	issued upon	average exercise	future issuance under
	exercise of	price of	equity compensation
	outstanding	outstanding	plans (excluding
Equity Compensation Plans Approved/	options, warrants	options, warrants	securities reflected in
Not Approved by Security Holders	and rights	and rights	the first column)
Equity compensation plans approved by security holders
Former Share Option Plan
Options for common shares	54,387	$5.37	—

1998 Share Option Plan
Restricted common shares	250,000	$—	—
Options for common shares	230,000	$1.20	—

	480,000	$0.58	2,686,666

Equity compensation plans not approved by security holders
Common shares	500,000	$—	—
Warrants for common shares	47,500	$5.37	—

	547,500	$0.47	—

Warrants for preferred shares	35,500	$10.00	—

Total all plans – Common shares	1,081,887	$0.76	2,686,666
– Preferred shares	35,500	$10.00	—

The above table does not include grants made, as of January 2, 2004, to each of our executive officers for 150,000 options and 300,000 restricted shares from the 1998 Share Option Plan, and 250,000 restricted common shares, as of March 4, 2004, to Paragon’s landlord for fully furnished office space for the previous year, including all utilities, phone, high speed internet, equipment usage, copying, presentation packaging and preliminary design planning for our proposed projects.

In addition to the above plans, we entered into an agreement dated March 4, 2003 and approved by the shareholders on June 30, 2003 with Mr. Mastandrea, Mr. Dee and Paragon Real Estate Development, LLC, of which Mr. Mastandrea is the managing member and Mr. Dee and Mr. Edelman are members, to encourage them to substantially grow the asset base, net operating income, funds from operations, net value, and share value of Paragon. We will issue restricted common shares to Paragon Real Estate Development if they locate and close on our behalf future acquisition, development or re-development transactions. Any of these transactions would be subject to approval by our Board of Trustees.

The formula for issuing the restricted common shares for a particular real estate transaction would be calculated as follows: (1) The estimated net operating income to be generated from the real estate transaction for the first year following its consummation would be divided by the capitalization rate used to acquire the property; (2) From the resulting number in (1) would be deducted an amount determined by using the same estimated net operating income divided by the capitalization rate less the “applicable basis point factor;” and (3) The resulting difference would be divided by the average of the closing prices of Paragon’s common shares for 30 calendar days ending the day preceding the closing of the transaction to determine the number of restricted common shares that would be issued to Paragon Real Estate Development. The “applicable basis point factor” is defined in the agreement as: 75 basis points for the acquisition of an existing operating property, 87.5 basis points for the acquisition of a redevelopment property, and 100 basis points for the acquisition of a development property. The maximum number of common shares to be issued under the additional contribution agreement cannot be determined because it is based on the average closing prices of Paragon’s common shares when assets are acquired, but is limited to a total value of $26 million based on the above calculation. The restrictions on the common shares would not be removed until we achieve the five-year proforma income target for the acquisition, as approved by the board of trustees, and an increase of 5% in Paragon’s net operating income and funds from operations. Paragon estimates that its portfolio would be approximately $300 million of assets before the restrictions would be removed from all of the common shares issued for additional acquisitions. The restricted shares would vest immediately upon any “shift in ownership,” as defined in the agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Fees

We maintained a property management agreement with Hoyt Properties, Inc., an entity controlled by Steven B. Hoyt, our former Chairman of the Board, which served as property manager of the commercial properties owned by us. In connection with the agreement, Hoyt Properties managed the day-to-day operations of properties owned by us and received a management fee for this service. Management fees paid to Hoyt Properties were approximately $49,000 and $66,000 for the years ended December 31, 2003 and 2002, respectively. On October 1, 2003 we sold our four commercial properties managed by Hoyt Properties. As a result, these management fees are included in discontinued operations in our financial statements.

James C. Mastandrea, our Chairman, Chief Executive Officer and President, is the general partner of Hampton Court Associates, L.P. and owns two companies which provide services to Richton Trail Apartments, our apartment property near Chicago, Illinois. Mid Illinois Realty Corp. manages Richton Trail and MDC Realty Corp. is reimbursed, at cost, for Richton Trails’ payroll related costs. The related management fees included in year ended December 31, 2003 was approximately $13,000. Reimbursement, at cost, for the payroll related costs paid and accrued for the year ended December 31, 2003 was approximately $30,700. As Paragon acquires more properties, we intend to use local third party management companies until we are able to provide management services internally for our properties.

Leasing Commissions

During the year ended December 31, 2003, we paid a leasing commission of approximately $18,000 to Hoyt Properties in connection with two new leases for a total of approximately 21,000 square feet. On October 1, 2003 we sold our four commercial properties managed by Hoyt Properties. As a result, these leasing commissions, net of accumulated amortization are included in discontinued operations.

Rental Expense

During the years ended December 31, 2003 and 2002, we recognized rental expense of approximately $8,000 and $30,000, respectively, related to office space leased from Hoyt Properties.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

A shareholder intending to present a proposal to be included in our proxy statement for our 2005 annual meeting of shareholders must deliver a proposal, in accordance with the requirements of our bylaws and Rule 14a-8 of the Exchange Act, to our Chief Financial Officer at 1240 Huron Road, Suite 301, Cleveland, Ohio 44115 no later than January 6, 2005. Such notice must set forth as to each matter the shareholder proposes to bring before the meeting

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

•	the name and record address of the shareholder proposing such business,

•	the class and number of our shares that are beneficially owned by the shareholder, and

•	any material interest of the shareholder in such business.

Paragon’s Board of Trustees also provides a process for our shareholders to send communications to the Board. Shareholders may mail any communications to our Chief Financial Officer at 1240 Huron Road, Suite 301, Cleveland, Ohio 44115. The CFO will review all communications and forward to the Board of Trustees all communications other than solicitations for products or services or trivial or obscene items. Mail addressed to a particular trustee or committee of the Board will be forwarded to that trustee or committee. All other communications will be forwarded to the Chairman for the review of the entire Board.

OTHER MATTERS

Our Board of Trustees is not aware of any other matters to be submitted to the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote the shares they represent as the Board of Trustees may recommend.

You are urged to sign and return your proxy card promptly to make certain your shares will be voted at the annual meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Trustees,

JAMES C. MASTANDREA
Chairman of the Board,
Chief Executive Officer and President

May 5, 2004

Annex A

Paragon Real Estate Equity and Investment Trust

Proposed Amendments to 1998 Share Option Plan

The following pages show the proposed amendments to the 1998 Share Option Plan:

     Insertions are shown as underlined words.

     Deletions are shown as ~~strikethrough words~~.

Paragon Real Estate Equity and Investment Trust
~~(formerly Stonehaven Realty Trust and formerly Wellington Properties Trust)~~

~~1998~~2004 Share Option Plan

Section 1 General Purpose of the Plan; Definitions.

     The name of the plan is the Paragon Real Estate Equity and Investment Trust 2004 Share Option Plan (the “Plan”). The Plan amends and restates the former share option plan of the Paragon Real Estate Equity and Investment Trust (the “Company” or “Paragon”) known as the Paragon Real Estate Equity and Investment Trust (formerly Stonehaven Realty Trust and Wellington Properties Trust) 1998 Share Option Plan (the “1998 Plan”). The purpose of this amendment and restatement is (i) to amend the 1998 Plan to conform to changes in law, (ii) to provide for an increase in the number of Shares reserved under the 1998 Plan, and (iii) to continue the 1998 Plan for the maximum period allowable for Incentive Options.

     The purpose of the Plan is to encourage and enable the officers, employees and Trustees of Paragon ~~Real Estate Equity and Investment Trust (formerly Stonehaven Realty Trust and Wellington Properties Trust) (the “Company”)~~ and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

     “Act” means the Securities Exchange Act of 1934, as amended.

     “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

     “Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include, but not be limited to, Incentive Options, Non-Qualified Options, Restricted Share Awards, Performance Share Awards, Share Appreciation Rights, and Dividend Equivalents.

     “Board” means the Board of Trustees of the Company.

     “Cause” means, and shall be limited to, a vote of the Board to the effect that the participant should be dismissed as a result of (i) any material breach by the participant of any agreement to which the participant and the Company or an Affiliate are parties, (ii) any act (other than retirement, death or disability) or omission to act by the participant, including without limitation, the commission of any crime, which may have a material and adverse effect on the business of the Company or any Affiliate or on the participant’s ability to perform services for

1

the Company or any Affiliate, or (iii) any material misconduct or neglect of duties by the participant in connection with the business or affairs of the Company or any Affiliate.

     “Change of Control” is defined in Section 14.

     “Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     “Committee” means any Committee of the Board referred to in Section 2.

     “Disability” means any “permanent and total disability” as set forth in Section 22(e)(3) of the Code.

     “Dividend Equivalent” means a right, granted under Section 9 hereof, to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares or the excess of dividends paid over a specified rate of return. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

     “Effective Date” means the earlier of the date on which the Plan is adopted by the Board or approved by the ~~Board~~Shareholders as set forth in Section 16.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the related rules, regulations and interpretations.

     “Fair Market Value” on any given date means the average of the Reference Price for the ten (10) consecutive trading days immediately preceding the date for which the value is being determined.

     “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

     “Non-Employee Trustee” means a member of the Board who: (i) is not currently an officer of the Company or any Affiliate; (ii) does not receive compensation for services rendered to the Company or any Affiliate in any capacity other than as a Trustee; (iii) does not possess an interest in any transaction with the Company for which disclosure would be required under the securities laws; or (iv) is not engaged in a business relationship with the Company for which disclosure would be required under the securities laws.

     “Non-Qualified Option” means any Option that is not an Incentive Option.

     “Option” or “Share Option” means any option to purchase Shares granted pursuant to Section 5.

     “Parent” means a “parent corporation” as defined in Section 424(e) of the Code.

     “Performance Share Award” means Awards granted pursuant to Section 7.

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     “Reference Price” means for the applicable Shares on a given date: (i) if such Shares are listed for quotation on a NASDAQ system, the average of the closing bid and ask prices; or (ii) if such Shares are listed on a national exchange, the closing price, regular way.

     “Restricted Share Award” means Awards granted pursuant to Section 6.

     “Share” means a common share of beneficial interest (or other comparable equity interest) of the Company, subject to adjustment pursuant to Section 3.

     “Shareholder” means the holder of a Share.

      ~~“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations, beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.~~

     “Subsidiary” means a “subsidiary corporation” as defined in Section 424(f) of the Code.

     “Trustee” means a member of the Board.

Section 2 Administration of Plan; Committee Authority to Select Participants and Determine Awards.

     (a) Committee. The Plan shall be administered by a committee of not less than two Non-Employee Trustees, as appointed by the Board from time to time (the “Committee”).

     (b) Powers of Committee. The Committee shall have the power and authority, subject to and within the limitations of the express provisions of the Plan, to grant Awards consistent with the terms of the Plan, including the power and authority:

     (i) to select the officers, employees and Trustees of the Company and Affiliates to whom Awards may from time to time be granted;

     (ii) to determine the time or times of grant, and the extent, if any, of Incentive Options, Non-Qualified Options, Restricted Shares, Performance Shares and Dividend Equivalents, or any combination of the foregoing, granted to any officer, employee or Trustee;

     (iii) to determine the number of Shares to be covered by any Award granted to an officer, employee or Trustee;

     (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award granted to an officer, employee or Trustee, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

     (v) to accelerate the exercisability or vesting of all or any portion of any Award granted to a participant;

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     (vi) subject to the provisions of Section 5(ii), to extend the period in which Options granted may be exercised;

     (vii) to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award granted to a participant shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

     (viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments) granted to a participant; and to decide all disputes arising in connection with and make all determinations it deems advisable for the administration of the Plan.

All decisions ~~and~~, interpretations ~~of~~and constructions made by the Committee in good faith shall ~~be~~not be subject to review by any person and shall be final, binding and conclusive on all persons, including the Company and Plan participants.

Section 3 Shares Issuable under the Plan; Mergers; Substitution.

     (a) Shares Issuable. ~~The~~Subject to the provisions of Sections 3(b) and (c), the maximum number of Shares reserved and available for issuance under the Plan shall be ~~3,166,666~~ 3,500,000. For purposes of this limitation, the Shares underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan so long as the participants to whom such Awards had been previously granted receive no benefits of ownership of the underlying Shares to which the Award related. Shares issued under the Plan may be authorized but unissued Shares or Shares reacquired by the Company.

     (b) Share Dividends, Mergers, etc. In the event of any recapitalization, reclassification, split-up or consolidation of Shares, separation (including a spin-off), dividend on Shares payable in Shares, or other similar change in capitalization of the Company or a merger or consolidation of the Company or sale by the Company of all or a portion of its assets or other similar event, the Committee shall make such appropriate adjustments in the exercise prices of Awards, including Awards then outstanding, in the number and kind of securities, cash or other property which may be issued pursuant to Awards under the Plan, including Awards then outstanding, and in the number of Shares with respect to which Awards may be granted (in the aggregate and to individual participants) as the Committee deems equitable with a view toward maintaining the proportionate interest of the participant and preserving the value of the Awards.

     (c) Evergreen Share Reserve Increase. Notwithstanding Section 3(a), and subject to the provisions of Section 3(b), on the day of each annual meeting of the Shareholders of the Company, for a period of nine (9) years, commencing with the annual meeting of Shareholders in 2005, the aggregate number of Shares available for issuance under the Plan shall automatically

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be increased to the number of Shares equal to nine percent (9%) of the Shares outstanding, if greater than the number of Shares then available for issuance under the Plan.

     (d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for Share and Share-based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or shares of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

Section 4 Eligibility.

     Participants in the Plan will be Trustees and such full or part-time officers and other employees of the Company and its Affiliates who are responsible for or contribute to the management, growth or profitability of the Company and its Affiliates and who are selected from time to time by the Committee, in its sole discretion~~.~~; provided, however, that Incentive Options may only be granted to employees of the Company, as that relationship is defined in Treasury Regulation 31.3401(c)-1.

Section 5 Options.

     Any Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Options granted under the Plan may be either Incentive Options~~, subject to required shareholder approval,~~ or Non-Qualified Options. To the extent that any option does not qualify as an Incentive Option, it shall constitute a Non-Qualified Option.

     No officer, employee or Trustee shall be granted together Incentive Options and Non-Qualified Options under the Plan if the right to exercise one type of option is dependent upon or affects the right to exercise the other (“Tandem Incentive/Non-Qualified Options”).

     No Incentive Option may be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

     The Committee in its discretion may grant Options to officers, employees or Trustees of the Company or any Affiliate; provided, however, that Incentive Options may only be granted to ~~Trustees and~~ employees of the Company, as that relationship is defined in Treasury Regulation 31.3401(c)-1. Options granted to officers, employees or Trustees pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

     (a) Exercise Price. The per share exercise price of an Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant. The per share exercise price of an Incentive Option shall not be less than 100% of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the

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attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of shares of the Company or any Subsidiary or Parent and an Incentive Option is granted to such employee, the option price shall be not less than 110% of Fair Market Value on the grant date.

     (b) Option Term. The term of each Option shall be fixed by the Committee, but no Incentive Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of shares of the Company or any Subsidiary or Parent and an Incentive Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

     (c) Exercisability; Rights of a Shareholder. Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Option. An optionee shall have the rights of a Shareholder only as to Shares acquired upon the exercise of an Option and not as to unexercised Options.

     (d) Method of Exercise. Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

     (i) In cash, by certified or bank check or other instrument acceptable to the Committee;

     (ii) In the form of Shares that are not then subject to restrictions under any Company plan, if permitted by the Committee in its discretion. Such surrendered Shares shall be valued at Fair Market Value on the exercise date; or

     (iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection. The delivery of certificates representing Shares to be purchased pursuant to the exercise of the Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Option) by the Company of the full purchase price for such Shares and the fulfillment of any other requirements contained in the Option or applicable provisions of laws.

     (e) Non-transferability of Options. No Option shall be transferable by the optionee other than by will or by the laws of descent and distribution.

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     (f) Termination by Death. If any optionee‘s service with the Company and its Affiliates terminates by reason of death, the Option may thereafter be exercised, to the extent exercisable at the date of death, by the legal representative or legatee of the optionee, for a period of six (6) months (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

     (g) Termination by Reason of Disability.

     (i) Any Option held by an optionee whose service with the Company and its Affiliates has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of twelve (12) months (or such longer period as the Committee shall specify at any time) from the date of such termination of service, or until the expiration of the stated term of the Option, if earlier.

     (ii) The Committee shall have sole authority and discretion to determine whether a participant’s service has been terminated by reason of Disability.

     (iii) Except as otherwise provided by the Committee at the time of grant or otherwise, the death of an optionee during a period provided in this Section 5(~~vii~~g) for the exercise of a Non-Qualified Option, shall extend such period for six (6) months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

     (h) Termination for Cause. If any optionee’s service with the Company and its Affiliates has been terminated for Cause, any Option held by such optionee shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of service or until the expiration of the stated term of the Option, if earlier.

     (i) Other Termination. Unless otherwise determined by the Committee, if an optionee’s service with the Company and its Affiliates terminates for any reason other than death, Disability, or for Cause, any Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of service, for three (3) months (or such longer period as the Committee shall specify at any time) from the date of termination of service or until the expiration of the stated term of the Option, if earlier.

     (j) Annual Limit on Incentive Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Share with respect to which Incentive Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed one hundred thousand dollars ($100,000).

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     (k) Form of Settlement. Shares issued upon exercise of an Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

Section 6 Restricted Share Awards.

     (a) Nature of Restricted Share Award. The Committee may grant Restricted Share Awards to ~~Trustees and~~officers, employees and Trustees of the Company or any Affiliate. A Restricted Share Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, Shares subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Share”). Conditions may be based on continuing service and/or achievement of pre-established performance goals and objectives. In addition, a Restricted Share Award may be granted to ~~a Trustee or~~an officer, employee or Trustee by the Committee in lieu of any compensation due to such ~~Trustee or~~officer, employee or Trustee.

     (b) Acceptance of Award. A participant who is granted a Restricted Share Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Share in such form as the Committee shall determine.

     (c) Rights as a Shareholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a Shareholder with respect to the Restricted Share including voting and dividend rights, subject to transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Share Award. Unless the Committee shall otherwise determine, certificates evidencing Restricted Shares shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

     (d) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein.

     (e) Vesting of Restricted Shares. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Share and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

     (f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Share Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Share.

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     Section 7 Performance Share Awards.

     (a) Nature of Performance Shares. A Performance Share Award is an award entitling the recipient to acquire Shares upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to ~~Trustees and~~officers, employees and Trustees of the Company or any Affiliate, including those who qualify for awards under other performance plans of the Company. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance based plans of the Company in setting the standards for Performance Share Awards under the Plan.

     (b) Restrictions on Transfer. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

     (c) Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a Shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a share certificate evidencing the acquisition of Shares under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

     (d) Termination. Except as may otherwise be provided by the Committee at any time prior to termination of service, a participant’s rights in all Performance Share Awards shall automatically terminate upon the participant’s termination of service with the Company and its Affiliates for any reason (including, without limitation, death, Disability and for Cause).

     (e) Acceleration, Waiver, Etc. At any time prior to the participant’s termination of service with the Company and its Affiliates, the Committee may in its sole discretion accelerate, waive or, subject to Section 12, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award; provided, however, that in no event shall any provision of the Plan be construed as granting to the Committee any discretion to increase the amount of compensation payable under any Performance Share Award to the extent such an increase would cause the amounts payable pursuant to the Performance Share Award to be nondeductible in whole or in part pursuant to Section 162(m) of the Code and the regulations thereunder, and the Committee shall have no such discretion notwithstanding any provision of the Plan to the contrary.

Section 8 Share Appreciation Rights.

     (a) Notice of Share Appreciation Rights. A Share Appreciation Right (“SAR”) is a right entitling the participant to receive cash or Shares having a fair market value equal to the appreciation in the Fair Market Value of a stated number of Shares from the date of grant, or in

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the case of rights granted in tandem with or by reference to an Option granted prior to the grant of such rights, from the date of grant of the related Option to the date of exercise. SARs may be granted to ~~Trustees and~~officers, employees or Trustees of the Company or any Affiliate.

     (b) Terms of Awards. ~~SARs~~No employee may be granted ~~in tandem with or with reference to a related Option, in which event the participant may elect to exercise either~~ together an Incentive Option and a SAR if the right to exercise the Incentive Option ~~or the SAR, but not both, as to the same share subject to the Option and the SAR, or the SAR may be granted independently. In the event of an Award with a related Option, the SAR shall be subject to the terms and conditions of the related~~ or the SAR is dependent upon or affects the right to exercise the other instrument (“Tandem Incentive Option/SAR”). Notwithstanding this general prohibition, an employee may be granted a Tandem Incentive Option/SAR if the SAR meets all of the following requirements:

     (i) the SAR expires no later than the expiration of the underlying Incentive Option;

     (ii) the SAR has a value of no more than 100% of the bargain purchase element of the underlying Incentive Option;

     (iii) the SAR is transferable only when the underlying Incentive Option is transferable and subject to the same conditions;

     (iv) the SAR may only be exercised when the underlying Incentive Option may be exercised; and

     (v) the SAR may only be exercised when the market price of the stock exceeds the exercise price of the Incentive Option.

In the event of an independent Award, or the award of a SAR in tandem with a Non-Qualified Option, the SAR shall be subject to the terms and conditions determined by the Committee.

     (c) Restrictions on Transfer. SARs shall not be transferred, assigned or encumbered, except that SARs may be exercised by the executor, administrator or personal representative of the deceased participant within six (6) months of the death of the participant (or such longer period as the Committee shall specify at any time) and transferred pursuant to a certified domestic relations order.

     (d) Payment Upon Exercise. Upon exercise of an SAR, the participant shall be paid the excess of the then Fair Market Value of the number of shares to which the SAR relates over the Fair Market Value of such number of shares at the date of grant of the SAR, or of the related Option, as the case may be. Such excess shall be paid in cash or in Shares having a Fair Market Value equal to such excess or in such combination thereof as the Committee shall determine.

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Section 9 Dividend Equivalents.

     The Committee is authorized to grant Dividend Equivalents to ~~Trustees and~~ the officers, employees and Trustees of the Company or any Affiliate. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

Section 10 Tax Withholding.

     (a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Share or other amounts received thereunder first becomes includible in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (b) Payment in Shares. A participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued pursuant to any Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any participant who is subject to Section 16 of the Act, the following additional restrictions shall apply:

     (i) the election to satisfy tax withholding obligations relating to an Award in the manner permitted by this Section 10(b) and the actual tax withholding shall be made during the period beginning on the third (3rd) business day following the date of release of quarterly or annual summary statements of revenues and earnings of the Company and ending on the twelfth (12th) business day following such date. Alternatively, such election may be made at least six (6) months prior to the date as of which the receipt of such an Award first becomes a taxable event for Federal income tax purposes;

     (ii) such election shall be irrevocable;

     (iii) such election shall be subject to the consent or disapproval of the Committee; and

     (iv) the Share(s) withheld to satisfy tax withholding, if granted at the discretion of the Committee, must pertain to an Award which has been held by the participant for at least six (6) months from the date of grant of the Award.

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Section 11 Transfer, Leave of Absence, Etc.

     For purposes of the Plan, the following events shall not be deemed a termination of service:

     (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; and

     (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

Section 12 Amendments and Termination.

     The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent.

Section 13 Status of Plan.

     With respect to the portion of any Award which has not been exercised and any payments in cash, Shares or other consideration not received by a participant, a participant shall have no rights greater than those of a general unsecured creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

Section 14 Change of Control Provisions.

     Upon the occurrence of a Change of Control as defined in this Section 14:

     (a) Each Share Option shall automatically become fully exercisable unless the Committee shall otherwise expressly provide at the time of grant.

     (b) Restrictions and conditions on Awards of Restricted Shares, Performance Shares and Dividend Equivalents shall automatically be deemed waived, and the recipients of such Awards shall become entitled to receipt of the maximum amount of Shares subject to such Awards unless the Committee shall otherwise expressly provide at the time of grant.

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     (c) Unless otherwise expressly provided at the time of grant, participants who hold Options shall have the right, in lieu of exercising the Option, to elect to surrender all or part of such Option to the Company and to receive cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of a Share on the date such right is exercised and (y) the highest price paid for Shares or, in the case of securities convertible into Shares or carrying a right to acquire Shares, the highest effective price (based on the prices paid for such securities) at which such securities are convertible into Shares or at which Shares may be acquired, by any person or group whose acquisition of voting securities has resulted in a Change of Control of the Company over (ii) the exercise price per share under the Option, multiplied by the number of Shares with respect to which such right is exercised.

     (d) “Change of Control” shall mean the occurrence of any one of the following events:

     (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 40% or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Trustees (“Voting Securities”) or (B) the then outstanding shares of common shares of the Company (in either such case other than as a result of acquisition of securities directly from the Company); or

     (ii) persons who, as of the date of the closing of the Company’s initial public offering, constitute the Company’s Board of Trustees (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Closing of the Company’s initial public offering whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

     (iii) the Shareholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the Shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a

13

single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company;

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Shares or other Voting Securities outstanding, increases (x) the proportionate number of shares of Common Shares beneficially owned by any person to 40% or more of the shares of Common Shares then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 40% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Shares or other Voting Securities (other than pursuant to a share split, share dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

Section 15 General Provisions.

     (a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. No Shares shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Shares and Awards as it deems appropriate.

     (b) Delivery of Share Certificates. Delivery of Share certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a Share transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

     (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

Section 16 Effective Date of Plan.

     The Plan shall become effective upon ~~approval~~(i) its adoption by the Board, or any committee ~~thereof~~ appointed by the Board with ~~such~~ the authority~~. The ability to grant Incentive Option Awards requires approval by the shareholders, and no such Awards may be issued hereunder prior to such approval~~ to adopt the Plan on its behalf, and (ii) the approval of the Plan by the Shareholders. With respect to the granting of Incentive Options, no Options granted

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under the Plan shall be considered to be Incentive Options unless the Plan is approved by the Shareholders within 12 months before or after its adoption by the Board.

Section 17 Governing Law.

     THIS PLAN SHALL BE GOVERNED BY ~~WISCONSIN~~ OHIO LAW EXCEPT TO THE EXTENT SUCH LAW IS PREEMPTED BY FEDERAL LAW.

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ANNUAL MEETING OF SHAREHOLDERS OF

PARAGON REAL ESTATE EQUITY AND INVESTMENT TRUST

June 14, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

- Please detach along perforated line and mail in the envelope provided. -

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES AND “FOR” THE PROPOSAL.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Trustees:

NOMINEES:
☐	FOR ALL NOMINEES	O	John J. Dee
		O	Paul T. Lambert
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Approval of amendments to Paragon’s 1998 Share Option Plan.	☐	☐	☐

This proxy may be revoked at any time prior to the voting hereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY	PROXY

PARAGON REAL ESTATE EQUITY AND INVESTMENT TRUST

1375 East Ninth Street, 20th Floor, One Cleveland Center, Cleveland, Ohio 44114
ANNUAL MEETING OF SHAREHOLDERS, MONDAY, JUNE 14, 2004
2:00 P.M. local time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

     The undersigned hereby appoints James C. Mastandrea and John J. Dee, or either one of them acting singly with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of the Shareholders of Paragon Real Estate Equity and Investment Trust to be held on Monday, June 14, 2004, at 1375 East Ninth Street, 20th Floor, Cleveland, Ohio 44114, beginning at 2:00 P.M. local time, and any adjournments, and to vote all shares that the undersigned would be entitled to vote if personally present in the manner indicated below, and on any other matters properly brought before the annual meeting or any adjournments thereof, all as set forth in the May 5, 2004 Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement and Annual Report of Paragon Real Estate Equity and Investment Trust.

(Continued and to be signed on the reverse side)

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